CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of:
(i) our report dated April 25, 2012, relating to the financial statements and financial highlights which appears in the February 29, 2012 Annual Report to Shareholders of Invesco Dynamics Fund, one of the funds constituting AIM Investment Securities Funds (Invesco Investment Securities Funds), which are also incorporated by reference into the Registration Statement;
(ii) our report dated June 21, 2012, relating to the financial statements and financial highlights which appears in the April 30, 2012 Annual Report to Shareholders of Invesco Mid Cap Growth Fund (formerly known as Invesco Van Kampen Mid Cap Growth Fund), one of the funds constituting AIM Sector Funds (Invesco Sector Funds), which are also incorporated by reference into the Registration Statement.
We also consent to the references to us under the headings “Financial Highlights” in the prospectuses and “Other Service Providers” in the statements of additional information with respect to Invesco Dynamics Fund and Invesco Mid Cap Growth Fund which are incorporated by reference into the Registration Statement.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
January 10, 2013